Exhibit 20.1
Nissan Auto Receivables 2005-B
Servicer's Certificate
for the month of February 2006

Collection Period	Feb-06	30/360 Days	30
Distribution Date	15-Mar-06	Actual/360 Days	28

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,500,030,197.73	1,100,705,474.96	1,060,087,506.55	0.706711
Total Securities		1,500,030,197.73	1,100,705,474.96	1,060,087,506.55	0.706711
Class A-1 Notes	3.35780%	387,000,000.00	0.00	0.00	0.000000
Class A-2 Notes	3.75000%	290,000,000.00	278,505,785.96	240,624,883.36	0.829741
Class A-3 Notes	3.99000%	551,000,000.00	551,000,000.00	551,000,000.00	1.000000
Class A-4 Notes	4.18000%	197,028,000.00	197,028,000.00	197,028,000.00	1.000000
Certificates	0.00000%	75,002,197.73	74,171,689.00	71,434,623.19	0.952434

	Principal Payment	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	0.00	0.00	-	-
Class A-2 Notes	37,880,902.60	870,330.58	130.6238021	3.0011399
Class A-3 Notes	0.00	1,832,075.00	-	3.3250000
Class A-4 Notes	0.00	686,314.20	-	3.4833333
Certificates	2,737,065.81	0.00	36.4931414	-
Total Securities	40,617,968.41	3,388,719.78

I. COLLECTIONS

Interest:
Interest Collections		2,672,780.33
Repurchased Loan Proceeds Related to Interest		0.00
Total Interest Collections		2,672,780.33

Principal:
Principal Collections		39,354,118.09
Repurchased Loan Proceeds Related to Principal		0.00
Total Principal Collections		39,354,118.09

Recoveries of Defaulted Receivables		647,032.33
Investment Earnings on Yield Supplement Account		218,000.15
Release from the Yield Supplement Account		2,770,047.95
Servicer Advances		200,879.46

Total Collections		45,862,858.31

II. COLLATERAL POOL BALANCE DATA
	Number	Amount
Pool Balance - Beginning of Period	73,760	1,100,705,474.96
Total Principal Collections		39,354,118.09
Principal Amount of Gross Losses		1,263,850.32
	70,684	1,060,087,506.55

III. DISTRIBUTIONS

Total Collections		45,862,858.31
Reserve Account Draw		0.00
Total Available for Distribution		45,862,858.31

1. Reimbursement of Advance	0.00

2. Servicing Fee:
Servicing Fee Due	917,254.56
Servicing Fee Paid	917,254.56
Servicing Fee Shortfall	0.00

3. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall	0.00
Class A-1 Notes Interest on Interest Carryover Shortfall	0.00
Class A-1 Notes Monthly Interest Distributable Amount	0.00

Class A-1 Notes Monthly Interest Paid	0.00
Change in Class A-1 Notes Interest Carryover Shortfall	0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall	0.00
Class A-2 Notes Interest on Interest Carryover Shortfall	0.00
Class A-2 Notes Monthly Interest Distributable Amount	870,330.58

Class A-2 Notes Monthly Interest Paid	870,330.58
Change in Class A-2 Notes Interest Carryover Shortfall	0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall	0.00
Class A-3 Notes Interest on Interest Carryover Shortfall	0.00
Class A-3 Notes Monthly Interest Distributable Amount	1,832,075.00

Class A-3 Notes Monthly Interest Paid	1,832,075.00
Change in Class A-3 Notes Interest Carryover Shortfall	0.00

Class A-4 Notes Monthly Interest
Class A-4 Notes Interest Carryover Shortfall	0.00
Class A-4 Notes Interest on Interest Carryover Shortfall	0.00
Class A-4 Notes Monthly Interest Distributable Amount	686,314.20

Class A-4 Notes Monthly Interest Paid	686,314.20
Change in Class A-4 Notes Interest Carryover Shortfall	0.00

Total Note Monthly Interest
Total Note Monthly Interest Due	3,388,719.78
Total Note Monthly Interest Paid	3,388,719.78
Total Note Interest Carryover Shortfall	0.00
Change in Total Note Interest Carryover Shortfall	0.00

Total Available for Principal Distribution	41,556,883.97

4. Total Monthly Principal Paid on the Notes	37,880,902.60

Total Noteholders' Principal Carryover Shortfall	0.00
Total Noteholders' Principal Distributable Amount	37,880,902.60
Change in Total Noteholders' Principal Carryover Shortfall	0.00

5. Total Monthly Principal Paid on the Certificates		2,737,065.81

Total Certificateholders' Principal Carryover Shortfall		0.00
Total Certificateholders' Principal Distributable Amount		2,737,065.81
Change in Total Certificateholders' Principal Carryover Shortfall		0.00

Remaining Available Collections		938,915.56
Deposit from Remaining Available Collections to fund Reserve Account		0.00
Remaining Available Collections Released to Seller		938,915.56

IV. YIELD SUPPLEMENT ACCOUNT

Beginning Yield Supplement Account Balance		53,554,167.33
Release to Collection Account		2,770,047.95
Ending Yield Supplement Account Balance		50,784,119.38

V. RESERVE ACCOUNT

Initial Reserve Account Amount		7,500,150.99
Required Reserve Account Amount		7,500,150.99
Beginning Reserve Account Balance		7,500,150.99
Ending Reserve Account Balance		7,500,150.99

Reserve Account Triggers	Test Ratio	Actual Ratio	Result
Average Three Period Delinquency Percentage	2.00%	0.26%	Pass
Average Three Period Charge Off Rate	2.75%	0.76%	Pass

Required Reserve Account Amount for Next Period		7,500,150.99

VI. POOL STATISTICS

Weighted Average Coupon		3.05%
Weighted Average Remaining Maturity		42.99

Principal Recoveries of Defaulted Receivables		647,032.33
Principal on Defaulted Receivables		1,263,850.32
Pool Balance at Beginning of Collection Period		1,100,705,474.96
Net Loss Ratio		0.67%

Net Loss Ratio for Second Preceding Collection Period		0.75%
Net Loss Ratio for Preceding Collection Period		0.85%
Net Loss Ratio for Current Collection Period		0.67%
Average Net Loss Ratio		0.76%

Cumulative Net Losses for all Periods		5,427,237.24

Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	8,017,293.08	493
61-90 Days Delinquent	2,250,062.46	142
91-120 Days Delinquent	436,658.59	26
Total Delinquent Receivables:	10,704,014.13	661
61+ Days Delinquencies as Percentage of Receivables	0.25%	0.24%

Delinquency Ratio for Second Preceding Collection Period		0.25%
Delinquency Ratio for Preceding Collection Period		0.30%
Delinquency Ratio for Current Collection Period		0.24%
Average Delinquency Ratio		0.26%